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                                                                     EXHIBIT 3.5



                                  BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of LINCOLN WASTE MANAGEMENT INC.

                                    CONTENTS

ARTICLE ONE      --   INTERPRETATION
ARTICLE TWO      --   BUSINESS OF THE CORPORATION
ARTICLE THREE    --   BORROWING AND SECURITIES
ARTICLE FOUR     --   DIRECTORS
ARTICLE FIVE     --   COMMITTEES
ARTICLE SIX      --   OFFICERS
ARTICLE SEVEN    --   PROTECTION OF DIRECTORS, OFFICERS, AND OTHERS
ARTICLE EIGHT    --   SHARES
ARTICLE NINE     --   DIVIDENDS AND RIGHTS
ARTICLE TEN      --   MEETINGS OF SHAREHOLDERS
ARTICLE ELEVEN   --   NOTICES
ARTICLE TWELVE   --   EFFECTIVE DATE


BE IT ENACTED as a by-law of the Corporation as follows:

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                                  ARTICLE ONE

                                 INTERPRETATION


     1.01 DEFINITIONS -- In the by-laws of the Corporation, unless the context otherwise requires:

          "Act" means the Business Corporation Act, 1982 (Ontario) and any statute that may be substituted therefor, as from time to time amended;

          "appoint" includes "elect" and vice versa;

          "articles" means the articles on which is endorsed the certificate of incorporation of the Corporation as from time to time amended or restated;

          "board" means the board of directors of the Corporation and "director" means a member of the board;

          "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

          "cheque" includes a draft;

          "Corporation" means the corporation incorporated under the Act on August 10, 1990 by the said certificate endorsed on the articles and named Lincoln Waste Management Inc.;

          "day" means a clear day and a period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday;

          "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

          "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) as from time to time amended;
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          "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; in the case of an officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation; and, in the case of a director, his latest address as recorded in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current;

          "resident Canadian" means an individual who is

          (a)  a Canadian citizen ordinarily resident in Canada;

          (b) a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed by the regulations under the Act, or

          (c) a permanent resident within the meaning of the Immigration Act, 1976 (Canada) and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

          "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by or pursuant to section 2.04;

          "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

          "unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the powers of the
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          directors to manage or supervise the management of the business and affairs of the Corporation, as from time to time amended;

          Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

          WHERE ANY PROVISION IN THESE BY-LAWS CONFLICTS WITH ANY PROVISION OF A UNANIMOUS SHAREHOLDER AGREEMENT THE PROVISION OF SUCH UNANIMOUS SHAREHOLDER AGREEMENT SHALL GOVERN.

                                  ARTICLE TWO

                          BUSINESS OF THE CORPORATION

     2.01 REGISTERED OFFICE -- The registered office of the Corporation shall be in the municipality or geographic township within Ontario initially specified in the articles and thereafter as the shareholders may from time to time determine by special resolution and at such location therein as the board may from time to time determine by resolution.

     2.02 CORPORATE SEAL -- Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

     2.03 FINANCIAL YEAR -- Until changed by the board, the financial year of the Corporation shall end on the last day of December in each year.

     2.04 EXECUTION OF INSTRUMENTS -- Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, managing director, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary
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or assistant treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

     2.05 BANKING ARRANGEMENTS -- The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

     2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE -- The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

     2.07 DIVISIONS -- The board may cause the business and operations of the Corporation or any part thereof to be divided or segregated into one or more divisions upon such basis, including without limitation, character or type of businesses or operations, geographical territories, product lines or goods or services as the board may consider appropriate in each case. From time to time the board or, if authorized by the board, the chief executive officer may authorize, upon such basis as may be considered appropriate in each case:

     (a) SUB-DIVISION AND CONSOLIDATION -- The further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;
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     (b)  NAME - The designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

     (c) OFFICERS - The appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's rights under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.


                                 ARTICLE THREE

                            BORROWING AND SECURITIES

     3.01 BORROWING POWER - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

     (a)  borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell of pledge bonds, debentures, notes or other similar obligations or guarantee of such an obligation of a body corporate, whether secured or unsecured;

     (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

     (d) mortgage, hypothecate, pledge, or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of
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     indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

     Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     3.02 DELEGATION -- The board may from time to time delegate to a committee of the board, one or more directors or officers of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                  ARTICLE FOUR

                                   DIRECTORS

     4.01 NUMBER OF DIRECTORS AND QUORUM -- Until changed in accordance with the Act, the board shall consist of such number of directors within the minimum and maximum number of directors provided for in the articles, as is determined by special resolution or, if such special resolution empowers the board to determine the number, by a resolution of the board, provided, however, that in the latter case the directors may not, between meetings of shareholders, increase the number of directors on the board to a total number greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors determined in the manner set forth above or such other number of directors, in compliance with the Act, as the board may from time to time determine. If the Corporation has fewer than three directors, all directors must be present to constitute a quorum.

     4.02 QUALIFICATION -- No person shall be qualified for election as a director (i) if he is less than eighteen years of age; (ii) if he is of unsound mind and has been so found by a court in Canada or elsewhere; (iii) if he is not an individual, or; (iv) if he has the status of bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, that director or

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one of the two directors, as the case may be, shall be a resident Canadian.

     4.03 ELECTION AND TERM -- The election of directors shall take place at the first meeting and thereafter at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at an such meeting shall, if a minimum and maximum number of directors is authorized by the articles, be the number of directors determined in accordance with section 4.01 or shall, if a fixed number of directors is authorized, be such fixed number. The election shall be by ordinary resolution. If any election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

     4.04 REMOVAL OF DIRECTORS -- Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting called for such purpose remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting failing which, provided a quorum remains in office, it may be filled by the board. Where the holders of any class or series of shares of the Corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

     4.05 VACATION OF OFFICE -- A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is received by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

     4.06 VACANCIES -- Subject to the provisions of the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or, except as set out hereunder in the maximum number of directors, as the case may be, or a failure to elect the number of directors required to be elected at any meeting of shareholders. Where the articles of the Corporation provide for a minimum and maximum number of directors and a special resolution has been passed empowering the directors to determine the number of directors, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the
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last annual meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required by section 4.01 hereof, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

     4.07 ACTION BY THE BOARD -- Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

     4.08 CANADIAN MAJORITY AT MEETINGS -- The board shall not transact business at a meeting of directors, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians or, where the Corporation has fewer than three directors, one of the directors present is a resident Canadian, except where

     (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

     (b) a majority of resident Canadians would have been present had that director been present at the meeting.

     4.09 MEETING BY TELEPHONE -- If all the directors of the Corporation present at or participating in a meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with




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respect to all meetings of the board and of committees of the board.

     4.10 PLACE OF MEETINGS -- Meetings of the board may be held at any place within or outside Ontario, and in any financial year of the Corporation, a majority of the meetings of the board need not be held in Canada.

     4.11 CALLING OF MEETINGS -- Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president, the secretary or any two directors may determine.

     4.12 NOTICE OF MEETING -- Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.01 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive a notice of or otherwise consent to a meeting of the board and, subject to the Act, attendance of a director at a meeting of the board is a waiver of notice of the meeting.

     4.13 FIRST MEETING OF NEW BOARD -- Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

     4.14 ADJOURNED MEETING -- Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

     4.15 REGULAR MEETINGS -- The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

     4.16 CHAIRMAN -- The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president or a vice-president. If no such officer



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is present, the directors present shall choose one of their number to be chairman.

     4.17 VOTES TO GOVERN -- At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

     4.18 CONFLICT OF INTEREST -- A director or officer of the Corporation who is a party to, or who is a director or officer of or has a material interest in, any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders. Such a director shall not vote on any resolution to approve the same unless the material contract or transaction is:

     (a) an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the Corporation or an affiliate;

     (b) one relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

     (c)  one for indemnity or insurance as specified under the Act; or

     (d)  one with an affiliate.

     Notwithstanding the foregoing prohibition on voting by such a director, he may be present at and counted to determine the presence of a quorum at the relevant meeting of directors as provided in the Act.

     4.19 REMUNERATION AND EXPENSES -- Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall



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preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.

                                  ARTICLE FIVE

                                   COMMITTEES

     5.01 COMMITTEES OF THE BOARD -- The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

     5.02 TRANSACTIONS OF BUSINESS -- Subject to the provisions of section 4.09, the powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at such place or places designated in section 4.10.

     5.03 ADVISORY BODIES -- The board may from time to time appoint such advisory bodies as it may deem advisable.

     5.04 PROCEDURE -- Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman, and to regulate its procedure.

     5.05 LIMITS ON AUTHORITY -- Notwithstanding any other provision hereof, no managing director and no committee of directors has authority to:

     (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

     (b) fill a vacancy among the directors or in the office of auditor or appoint or remove any of the chief executive officer, however designated, the chief financial officer, however designated, the chairman or the president of the Corporation;

     (c) subject to the Act, issue securities except in the manner and on the terms authorized by the directors;

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     (d) declare dividends;

     (e) purchase, redeem or otherwise acquire shares issued by the Corporation;

     (f) pay a commission referred to in the Act;

     (g) approve a management information circular referred to in the Act;

     (h) approve a take-over bid circular, directors' circular, or issuer bid circular referred to in the Securities Act (Ontario);

     (i) approve any financial statements referred to in the Securities Act (Ontario); or

     (j) adopt, amend or repeal by-laws.

                                  ARTICLE SIX

                                    OFFICERS

     6.01 APPOINTMENT -- Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

     6.02 CHAIRMAN OF THE BOARD -- The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

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     6.03 MANAGING DIRECTOR -- The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act and section 5.05, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

     6.04 PRESIDENT -- If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office and shall be the chief executive officer.

     6.05 VICE-PRESIDENT -- A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

     6.06 SECRETARY -- The secretary shall attend and be the secretary of all meetings of the board (or arrange for another individual to so act), shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents, and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

     6.07 TREASURER -- The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have
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such other powers and duties as the board or the chief executive office may specify.

     6.08 POWERS AND DUTIES OF OTHER OFFICERS -- The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

     6.09 VARIATION OF POWERS AND DUTIES -- The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

     6.10 TERM OR OFFICE -- The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

     6.11 TERMS OF EMPLOYMENT AND REMUNERATION -- The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

     6.12 CONFLICT OF INTEREST -- An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18 and the Act.

     6.13 AGENTS AND ATTORNEYS -- The Corporation, by or under the authority of the board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit, subject to the provisions of the Act.

     6.14 FIDELITY BONDS -- The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.
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                                 ARTICLE SEVEN

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

     7.01 LIMITATION OF LIABILITY -- Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

     7.02 INDEMNITY -- Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if



     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

     7.03 INSURANCE -- Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against such liabilities and in such amounts as the board may from time to time determine and as are permitted by the Act.

                                 ARTICLE EIGHT

                                     SHARES

     8.01 ALLOTMENT OF SHARES -- Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

     8.02 COMMISSIONS -- The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

     8.03 REGISTRATION OF A SHARE TRANSFER -- Subject to the provisions of the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fee, not to exceed $3, prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.10.

     8.04 TRANSFER AGENTS -- The board may from time to time appoint, for each class of securities and warrants issued by the Corporation, (a) a trustee, transfer agent or other agent to keep the securities register and the register of transfers and one or more persons to keep branch registers and (b) a registrar, trustee or agent to maintain a record of issued security certificates and warrants, and, subject to the Act, one person may be appointed for the purposes of both clauses (a) and (b) above in respect of all securities and warrants of the Corporation or any class or classes, thereof. The board may at any time terminate such appointment.

     8.05 NON-RECOGNITION OF TRUSTS -- Subject to the provisions of the Act, the Corporation may treat the registered holder of a share as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of a holder of the share.

     8.06 SHARE CERTIFICATES -- Every shareholder is entitled at his option to a share certificate in respect of the shares held by him that complies with this Act or to a non-transferable written acknowledgement of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation. Additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

     8.07 REPLACEMENT OF SHARE CERTIFICATES -- The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such reasonable fee, not to exceed $3, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

     8.08 JOINT HOLDERS -- If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

     8.09 DECEASED SHAREHOLDERS -- In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof, except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

     8.10 LIEN FOR INDEBTEDNESS -- If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

                                  ARTICLE NINE

                              DIVIDENDS AND RIGHTS

     9.01 DIVIDENDS -- Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

     9.02 DIVIDEND CHEQUES -- A dividend payable in money shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

     9.03 NON-RECEIPT OF CHEQUES -- In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

     9.04 RECORD DATE FOR DIVIDENDS AND RIGHTS -- The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities; and notice of any such record date, unless waived in accordance with the Act, shall be given not less than seven days before such record date in the manner provided for by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

     9.05 UNCLAIMED DIVIDENDS -- Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  ARTICLE TEN
                            MEETINGS OF SHAREHOLDERS

     10.01 ANNUAL MEETINGS -- The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chairman of the board, the managing director, or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor (unless the Corporation is exempted under the Act from appointing an auditor), and for the transaction of such other business as may properly be brought before the meeting.

     10.02 SPECIAL MEETINGS -- The board, the chairman of the board, the managing director, or the president shall have power to call a special meeting of shareholders at any time.

     10.03 PLACE OF MEETINGS -- Subject to the articles and any unanimous shareholder agreement, meetings of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

     10.04 NOTICE OF MEETINGS -- Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11.01 not less than ten nor more than fifty days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than the consideration of minutes of an earlier meeting, consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders, and, subject to the Act, attendance of any such shareholder or any such other person is a waiver of notice of the meeting.

     10.05 LIST OF SHAREHOLDERS ENTITLED TO NOTICE -- For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting in accordance with the Act. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

     10.06 RECORD DATE FOR NOTICE -- The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty days and not less than twenty-one days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall, unless waived in accordance with the Act, be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

     10.07 MEETINGS WITHOUT NOTICE -- A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Ontario, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

     10.08 CHAIRMAN, SECRETARY AND SCRUTINEERS -- The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: managing director, president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

     10.09 PERSONS ENTITLED TO BE PRESENT -- The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     10.10 QUORUM -- Subject to the Act and to Section 10.20, a quorum for the transaction of business at any meeting of shareholders shall be two or more persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for an absent shareholder so entitled, and together holding or representing by proxy not less than 34%* of the outstanding shares of the Corporation entitled to vote at the meeting.z If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11 RIGHT TO VOTE -- Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in section 10.05, every person who is named in such list shall

* approved by directors on April 7/93 and confirmed by shareholders on May 26/93 be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.06, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 10.05,every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

     10.12 PROXYHOLDERS AND REPRESENTATIVES -- Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall conform with the requirements of the Act.

     Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

     10.13 TIME FOR DEPOSIT OF PROXIES -- The board may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

     10.14 JOINT SHAREHOLDERS -- If two or more persons hold shares jointly, any one of them present in person or duly represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

     10.15 VOTES TO GOVERN -- At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

     10.16 SHOW OF HANDS -- Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

     10.17 BALLOTS -- On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman or any person who is present and entitled to vote, whether as shareholder, proxyholder or representative, on such questions at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

     10.18 ADJOURNMENT -- The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and place to place. If a meeting of shareholders is adjourned for less than thirty days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournment for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

     10.19 RESOLUTION IN WRITING -- A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement or written representation with respect to the subject matter of the resolution is submitted by a director or the auditor, respectively, in accordance with the Act.

     10.20 ONLY ONE SHAREHOLDER -- Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented by proxy constitutes a meeting.

                                 ARTICLE ELEVEN

                                    NOTICES

     11.01 METHOD OF GIVING NOTICES -- Any notice (which term includes any communication or document) to be given (which term includes sent, delivered, or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given; or if delivered to his recorded address; or if mailed to him at his recorded address by prepaid ordinary or air mail; or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and deemed to have been received on the fifth day after mailing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

     11.02 NOTICE TO JOINT HOLDERS -- If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

     11.03 UNDELIVERED NOTICES -- If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

     11.04 OMISSIONS AND ERRORS -- The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

     11.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW -- Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

     11.06 WAIVER OF NOTICE -- Any shareholder, proxyholder, representative, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-law or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

                                 ARTICLE TWELVE

                                 EFFECTIVE DATE

     12.01 EFFECTIVE DATE -- This by-law shall come into force when made by the board in accordance with the Act.

     MADE by the board the 16th day of August,


          /s/ JACK KIERVIN                        /s/ R. JON WILLIAMS
          ____________________                    ____________________
          Jack Kiervin                            R. Jon Williams
          President                               Secretary

     CONFIRMED by the sole shareholder in accordance with the Act the 16th day of August, 1990.


                                                  /s/ R. JON WILLIAMS
                                                  ___________________
                                                  R. Jon Williams
                                                  Secretary